UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

13-3956775

(I.R.S. Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Marc Holliday

SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

(Name and address of agent for service)

(212)  594-2700

(Telephone number, including area code, of agent for service)

Copies to:

Larry P. Medvinsky, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York  10019

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, $0.01 par value	5,000,000	$136.38	$681,900,000	$20,935

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2) Represents an additional 5,000,000 of shares of common stock, par value $0.01 per share, of SL Green Realty Corp. issuable under the Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”). A Registration Statement on Form S-8 (No. 333-127014) with respect to a total of 4,375,000 shares issuable under the SL Green Realty Corp. 2005 Stock Option and Incentive Plan was previously filed.

(3) Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices of SL Green Realty Corp. common stock as reported by the New York Stock Exchange on June 8, 2007.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement.  This Registration Statement on Form S-8 of SL Green Realty Corp. (the “Company”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 5,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to the Amended and Restated 2005 Stock Option and Incentive Plan (the “Amended 2005 Plan”).  The contents of the Registration Statement on Form S-8 (File No. 333-127014), filed by the Company with the Commission on July 29, 2005, under which 4,375,000 shares of Common Stock were registered for issuance under the 2005 Stock Option and Incentive Plan are incorporated herein by reference.

The board of directors of the Company approved the Amended 2005 Plan on March 14, 2007, and the Amended 2005 Plan was approved by the Company’s stockholders on May 24, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                             Incorporation of Documents by Reference.

The following documents of the Company are incorporated by reference in this registration statement:

•                  Annual Report on Form 10-K filed with the SEC on February 28, 2007 with respect to the year ended December 31, 2006;

•                  Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007 with respect to the quarter ended March 31, 2007;

•                  Current Reports on Form 8-K and/or Form 8-K/A filed with the SEC on January 11, 2007, January 30, 2007, March 21, 2007, March 27, 2007, April 6, 2007, April 12, 2007, April 20, 2007 and May 30, 2007;

•                  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2007; and

•                  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on July 21, 1997.

In addition, the following documents of Reckson Operating Partnership, L.P., a subsidiary of the Company (the “Operating Partnership”) are incorporated by reference in this registration statement:

•                  Annual Report on Form 10-K filed with the SEC on April 2, 2007 with respect to the year ended December 31, 2006;

•                  Quarterly Report on Form 10-Q filed with the SEC on May 23, 2007 with respect to the quarter ended March 31, 2007; and

•                  Current Reports on Form 8-K filed with the SEC on January 3, 2007.

All documents subsequently filed by the Company and the Operating Partnership pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of the Company’s Common Stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Our charter contains a provision that, to the maximum extent permitted under the Maryland General Corporation Law, requires us to indemnify our directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights and are in addition to, and not exclusive of, any other right to indemnification.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following is a list of exhibits to this registration statement:

Number	Description

4.1	Company’s Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, dated May 24, 2007, filed with the Commission on May 30, 2007).

4.2	Company’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, dated July 9, 2004, filed with the Commission on July 14, 2004).

4.3

SL Green Realty Corp. Amended and Restated 2005 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, dated May 24, 2007, filed with the Commission on May 30, 2007).

5.1*	Opinion of Clifford Chance US LLP as to the legality of the securities being registered.

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page).

* Filed herewith.

Item 9.                                                             Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 13, 2007.

SL GREEN REALTY CORP.

By:	/s/ Gregory F. Hughes
	Name:	Gregory F. Hughes
	Title:	Chief Operating Officer and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of SL Green Realty Corp., hereby severally constitute Marc Holliday, Gregory F. Hughes and Andrew S. Levine, and each of them singly, our due and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all similar things in our names and in our capacities as officers and directors to enable SL Green Realty Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen L. Green	Chairman of the Board of Directors	June 13, 2007
Stephen L. Green

/s/ Marc Holliday	Chief Executive Officer and Director	June 13, 2007
Marc Holliday

/s/ Gregory F. Hughes	Chief Operating Officer and Chief Financial Officer	June 13, 2007
Gregory F. Hughes

/s/ John H. Alschuler, Jr.	Director	June 13, 2007
John H. Alschuler, Jr.

/s/ Edwin Thomas Burton, III	Director	June 13, 2007
Edwin Thomas Burton, III

/s/ John S. Levy	Director	June 13, 2007
John S. Levy

EXHIBIT INDEX

Number	Description

4.1	Company’s Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, dated May 24, 2007, filed with the Commission on May 30, 2007).

4.2	Company’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, dated July 9, 2004, filed with the Commission on July 14, 2004).

4.3

SL Green Realty Corp. Amended and Restated 2005 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, dated May 24, 2007, filed with the Commission on May 30, 2007).

5.1*	Opinion of Clifford Chance US LLP as to the legality of the securities being registered.

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page).

* Filed herewith.